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                                 PROMISSORY NOTE

$359,050.00                                                  Arlington, Virginia
                                                                   April 1, 1997

                  FOR VALUE RECEIVED, Joel Sens (the "Borrower") hereby promises to pay to the order of Micro Tech Industries, Inc. (to become known as Next Generation Media Corp.), a Nevada corporation (the "Lender"), the principal sum of Three Hundred Fifty-Nine Thousand Fifty Dollars and No Cents ($359,050.00).

                  The unpaid principal shall bear interest from the date hereof until paid at the rate of five point eight three percent (5.83%). Interest shall be due annually on each anniversary date of this Note. The principal shall be due on the third anniversary date of this Note. Interest shall accrue at the rate of ten percent (10%) per annum on any interest or principal not paid when due. All payments shall be made to Lender or such other person as the holder shall designate in writing to the Borrower.

                  Presentment, notice of protest, demand and notice of dishonor of this Note are waived. The Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Lender or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of the Lender or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

                  This Note shall be governed by, and construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of law.

                  No provision of this Note is intended to or shall require or permit the Lender, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amounts deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law. If any amount due from or paid by the Borrower shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, the Borrower shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note or, if and to the extent that this Note has been paid in full, such excess shall be remitted to the Borrower. The Borrower acknowledges and agrees to the interest rate stated in this Note and, to the extent that any other amount payable under this
Note is deemed to be interest under applicable law, the Borrower acknowledges and agrees to pay all of such amounts as additional interest and as part of the contracted for rate of interest.






                                                                   \s\ Joel Sens


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                          PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT (the "Agreement") dated as of April 1, 1997, by and between JOEL SENS (the "Pledgor"), as obligor under that certain promissory note in the principal amount of $359,050 made payable to Micro Tech Industries, Inc. (the "Note"), and MICRO TECH INDUSTRIES, INC. (the "Secured Party").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor agrees for the benefit of the Secured Party as follows:

                  1. DEFINITIONS. As used herein the "Uniform Commercial Code" shall mean the Uniform Commercial Code, as amended and in effect in the Commonwealth of Virginia as of the date hereof.

                  2. SECURITY FOR NOTE. As security for payment of the principal and interest on the note when due (the "Obligations"), the Pledgor hereby pledges, assigns and grants to the Secured Party a continuing first priority lien on and security interest in, upon and to his holdings of two million one hundred fifty thousand (2,150,000) shares of the common stock of Micro Tech Industries, Inc. (including all proceeds, additions, substitutions, enlargements and modifications thereto, the "Collateral"). The Pledgor will take or cause to be taken any action necessary to perfect the Secured Party's security interest in such securities, including, in particular, but without limitation, transfer of such securities to the Secured Party in accordance with Article 8 of the Uniform Commercial Code.

                           2.1  SUBSEQUENT DOCUMENTATION.  At any time the
Secured Party deems it reasonably necessary, the Pledgor shall execute and deliver to the Secured Party (all in form and substance satisfactory to the Secured Party in its sole discretion) agreements, documents, instruments, and writings deemed reasonably necessary by the Secured Party or as the Secured Party may otherwise request from time to time to evidence, perfect, or protect the Secured Party's lien and security interest in the Collateral required hereunder.

                           2.2.  RELEASE.  The Secured Party agrees that, upon
the full discharge of all of the Pledgor's Obligations under the Note, this Agreement and any other documents related thereto or hereto, it will execute releases of the Secured Party's security and other interests in the Collateral.

                  3. SECURED INDEBTEDNESS. This Agreement and the security interest created hereby shall secure the payment by the Pledgor of his Obligations including any extensions and renewals thereof, owing by the Pledgor to the Secured Party in the amount of $359,050 plus the costs of enforcement of the Note and this Agreement.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents, warrants and covenants to and with the Secured Party that: The Pledgor (i) is the legal and equitable owner of the Collateral, (ii) holds the same free and clear of all liens, charges, offsets, defenses, counterclaims, encumbrances and security interests of every kind and nature, and
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(iii) while any portion of the Obligations is outstanding, will take all action necessary to maintain the Collateral and will not impair the Secured Party's rights to hold and maintain the Collateral and will make no assignment, pledge, mortgage, hypothecation or transfer of, or create any other security interest in, the Collateral adverse to the Secured Party.

                  5. EVENTS OF DEFAULT. The happening of any of the following events shall constitute an "Event of Default" pursuant to this Agreement and the Note and shall permit the Secured Party to declare all Obligations immediately due and payable:

                           5.1. NON-PAYMENT. Any default in the payment of the
Note, or any portion thereof, within five (5) days after the date such payment from the Pledgor is due.

                           5.2. NON-PERFECTION OF SECURITY INTEREST. Any failure
of the Pledgor to provide to the Secured Party in a timely manner first priority perfected security interests in and liens upon the Collateral as provided for herein.

                           5.3. BREACH OF REPRESENTATION OR WARRANTY. Any
representation or warranty made by the Pledgor in the Note, in this Agreement or any subsequent documentation hereof proves to have been false in any material manner.

                           5.4. BANKRUPTCY. Any filing by the Pledgor of a
petition or answer or consent seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the institution of involuntary proceedings thereunder by creditors of the Pledgor or the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Pledgor or of any substantial part of his property, or if the Pledgor fails generally to pay his debts in the normal course of business, or if action shall be taken by the Pledgor for the purpose of effecting any of the foregoing.

                           5.5. ORDERS. An order or decree shall be entered by
any court of competent jurisdiction approving a petition for relief with respect to the Pledgor, or of all or a substantial part of the Collateral, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Pledgor, or of any substantial part of his property or ordering the winding-up or liquidation of his affairs, and such order or decree shall continue unstayed and in effect for any period of thirty days.

                           5.6. BREACH OF COVENANT Any default in the due
observance of any covenant, condition or agreement on the part of the Pledgor contained herein or in the Note.

                  6. FORECLOSURE. If at any time any Event of Default shall occur (as defined by Section 5 above), thereupon, unless and to the extent that the Secured Party shall otherwise elect, the Obligations shall become and be due and payable forthwith, and the Secured Party


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shall have all the rights and remedies of a secured party pursuant to the
Uniform Commercial Code. The Secured Party will send the Pledgor reasonable notice of the time and place of any public sale or other disposition thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is deposited in the U.S. Mail, postage prepaid, addressed to the Pledgor at least ten (10) days before the time of the sale or disposition of the Collateral. The Collateral may be sold or otherwise disposed of as an entirety or in such parcels as the Secured Party may elect, and it shall not be necessary for the Secured Party to have actual possession of the Collateral or to have it present when the sale or other disposition is made. The Secured Party may deliver to the purchasers or transferees of the Collateral a Bill of Sale or Transfer binding the Pledgor forever to warrant and defend title to such Collateral. The Pledgor shall remain liable for any deficiency.

                           6.1. PROCEEDS OF FORECLOSURE. The Secured Party may
apply any net proceeds of any foreclosure (after deducting all reasonable costs and expenses) towards any of the Obligations then due and payable and shall retain the balance of such net proceeds in an interest-bearing escrow account as cash collateral for any of the remaining Obligations under the Note or this Agreement.

                           6.2. WAIVER OR REMEDY OF DEFAULT. The Secured Party
may remedy any default and may waive any default without waiving the requirement that the default be remedied and without waiving any other default. The remedies of the Secured Party are cumulative, and the exercise or partial exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Secured Party. No delay of the Secured Party in exercising any power or right shall operate as a waiver thereof.

                  7. EXPENSES AND PROCEEDS. The Pledgor shall pay to the Secured Party all reasonable expenses, including reasonable expenses for legal services, for, or incidental to, the enforcement of any of the provisions hereof or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of any of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance. The Secured Party may at any time, at its option, apply the net cash receipts from the Collateral to the payment of the Obligations under the Note, in accordance with the Note.

                  8. OTHER SECURITY, RELEASES AND ASSIGNMENTS. The execution and delivery of this Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations to the Secured Party and no security taken hereafter as security for payment by any party of the Obligations to the Secured Party shall impair in any manner or affect this Agreement. Any of the Collateral may be released from this Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest, or charge of this Agreement as to the Collateral not expressly released, and

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this Agreement shall continue as a security interest and charge on all of the
Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full. Any future assignment or attempted assignment or transfer of the interest of the Pledgor in and to any of the Collateral shall not deprive the Secured Party of the right to sell or otherwise dispose of or utilize all of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

                  9.  MISCELLANEOUS.

                           Any clause, sentence or provision of this Agreement
held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement. The effect thereof shall be confined to the clause, sentence or provision so held to be invalid, illegal or ineffective. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may not be amended or supplemented, nor may any provisions hereof waived or terminated, orally but only by a writing executed by both parties hereto. Any waiver of any provision hereof shall apply only to the specific circumstance of such waiver and not to any other or future circumstance. No delay on the part of the Secured Party in enforcing any aspect of the Note or this Agreement shall be considered a waiver thereof or hereof. The Note and this Agreement shall bind and inure to the benefit of each of the signatories hereto and to the heirs, personal representatives, successors and assigns of each, but no other third party shall be a beneficiary thereof or hereof. This Agreement and all matters in connection herewith shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of laws except insofar as expressly stated herein to the contrary or as either the Uniform Commercial Code or federal law shall be applicable to the Agreement and the transactions contemplated hereby. The Pledgor hereby waives presentment, protest, and notice of dishonor in regard to the delivery, acceptance, performance, default or enforcement of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                             JOEL SENS

                                                              \s\ Joel Sens


County of Arlington                 )
                                    )       ss:
Commonwealth of Virginia            )

Sworn and subscribed to before me
by Joel Sens this 18th day
of April, 1997.


Illegible signature
------------------------------
Notary Public
My Commission Expires: April 30, 2000




                                                     MICRO TECH INDUSTRIES, INC.


                                                      By: /s/ Larry Grimes
                                                         -----------------------
                                                         Name:  Larry Grimes

County of Montgomery       )
                           )       ss:
State of Maryland          )

Sworn and subscribed to before me
by Larry Grimes
   ---------------------------
this 21 day of April, 1997.


Scott M. Springman
------------------------------
Notary Public
My Commission Expires: May 12, 1998


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